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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Entasis Therapeutics Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2019

Dear Stockholder:

        You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Entasis Therapeutics Holdings Inc., a Delaware corporation ("Entasis"). The meeting will be held on June 19, 2019 at 9:30 a.m. local time at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116.

        Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this Proxy Statement and our 2018 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2018 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this Proxy Statement, as well as in the notice you received in the mail.

        On behalf of the Board and the employees of Entasis, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ MANOUSSOS PERROS, PH.D. Manoussos Perros, Ph.D. President and Chief Executive Officer

ENTASIS THERAPEUTICS HOLDINGS INC.
35 Gatehouse Drive
Waltham, Massachusetts 02451
(781) 810-0120

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date	Wednesday, June 19, 2019
Time	9:30 a.m. local time
Place	The offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116
Purpose	(1) To elect the two nominees named in the attached Proxy Statement as director, to serve on the Board for a three-year term.
(2) To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
(3) To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Record Date	The record date for the Annual Meeting is April 25, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our executive offices for a period of 10 days prior to the Annual Meeting until the close of such meeting.
Voting by Proxy
You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.

By order of the Board,
/s/ MICHAEL GUTCH, PH.D. Michael Gutch, Ph.D., Secretary

Waltham, Massachusetts
April 30, 2019

i

ENTASIS THERAPEUTICS HOLDINGS INC.
35 Gatehouse Drive
Waltham, Massachusetts 02451
(781) 810-0120

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2019
AT 9:30 A.M. LOCAL TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

        We are providing you with these Proxy Materials (as defined below) because the Board of Entasis Therapeutics Holdings Inc. (the "Board") is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Entasis Therapeutics Holdings Inc., including at any adjournments or postponements thereof, to be held on Wednesday, June 19, 2019 at 9:30 a.m. local time at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The Proxy Materials (as defined below) are being made available on or about April 30, 2019. As used in this Proxy Statement, references to "we," "us," "our" and the "Company" refer to Entasis Therapeutics Holdings Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about April 30, 2019, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2019 Annual Meeting of Stockholders ("Notice of Annual Meeting"), this Proxy Statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2018 (collectively the "Proxy Materials") are available to stockholders on the Internet. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

        We intend to mail the Notice of Internet Availability on or about April 30, 2019 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

        You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet

Availability or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 10, 2019.

How do I attend the annual meeting?

        The meeting will be held on Wednesday, June 19, 2019 at 9:30 a.m. local time at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116. Information on how to vote in person at the annual meeting is discussed below.

When is the record date for the Annual Meeting?

        The Board has fixed the record date for the Annual Meeting as of the close of business on April 25, 2019.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 25, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were a total of 13,129,592 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 25, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

        If on April 25, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of two Class I directors to hold office until the 2022 Annual Meeting of Stockholders; and

  •
  Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        If you are a stockholder of record and your shares are registered directly in your name, you may vote:

  •
  By Internet.  To vote through the internet, go to www.envisionreports.com/ETTX to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your Internet vote must be received by 1:00 a.m., EDT on June 19, 2019 to be counted.

  •
  By Telephone.  Call (800) 652-8683 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 1:00 a.m., EDT on June 19, 2019 to be counted.

  •
  By Proxy Card.  Complete and mail the proxy card, which you may have received by mail, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  In Person at the Annual Meeting.  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

        If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.

  Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2019.

What are the Board's recommendations on how to vote my shares?

        The Board recommends a vote:

        Proposal 1: FOR election of the two Class I director nominees; and

        Proposal 2: FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm.

Who pays the cost for soliciting proxies?

        We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of the nominee for director and "For" ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

        If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.

        If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What does it mean if I receive more than one Notice of Internet Availability?

        If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

  •
  by notifying our Secretary in writing at 35 Gatehouse Drive, Waltham, Massachusetts 02451 that you are revoking your proxy;

  •
  by submitting another properly completed proxy with a later date;

  •
  by transmitting a subsequent vote over the Internet or by telephone prior to 1:00 a.m., EDT on June 19, 2019; or

  •
  by attending the Annual Meeting and voting in person.

        Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

  Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

        If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 13,129,592 shares outstanding and entitled to vote. Thus, the holders of 6,564,797 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes." Proposal 1 is considered to be "non-routine" and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

        Proposal 1: Election of Directors.    For the election of directors, the nominee receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" will affect the outcome. You may not vote your shares cumulatively for the election of directors.

        Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm.    To be approved, the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2019, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

How can I find out the results of the voting at the Annual Meeting?

        We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 25, 2019. If final voting results are not available by June 25, 2019, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2020 Annual Meeting of Stockholders?

        If you wish to submit proposals for inclusion in our proxy statement for the 2020 annual meeting of stockholders (the "2020 Annual Meeting"), we must receive them on or before December 28, 2019.

Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2020 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        If you wish to nominate a director or submit a proposal for presentation at the 2020 Annual Meeting, without including such proposal in next year's proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 20, 2020 and March 21, 2020; provided, however, that in the event that the date of the 2020 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2020 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2020 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the "Bylaws"). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

        If you are the stockholder of record for your shares, please call Michael Gutch, Ph.D., our Secretary, at (781) 810-0120. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

        Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        Our Board currently is composed of eight directors. There are three directors whose term of office expires in 2019. Upon the expiration of his three-year term as a director at the Annual Meeting, each of James N. Topper, M.D., Ph.D. and Andrew J. Staples will retire from our Board, and our Board will consist of six directors, with two vacancies. If Mr. Meek is elected to the Board, our Board will consist of seven directors, with one vacancy. Upon the recommendation of the Nominating and Corporate Governance committee, our Board has nominated Dr. Preston, who currently serves on our Board, as well as Mr. Meek, for election as directors at the Annual Meeting. Dr. Preston was previously elected to our Board by our stockholders. Mr. Meek was recommended by a third-party search firm retained by the Nominating and Corporate Governance Committee. If you elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2022 and until their successors have been duly elected and qualified, or, if sooner, until their death, resignation or removal. Both nominees have consented to being named in this Proxy Statement and to serve if elected. Our Board actively searches for independent and qualified candidates to fill vacancies and if qualified nominees are found after the mailing of this Proxy Statement, the Board may appoint him or her to the Board in accordance with our Bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

        It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

        The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominee	Age(1)	Term Expires	Position(s) Held	Director Since
Heather Preston, M.D.	53	2019	Director	2017
David Meek	55	—	Director Nominee	—

(1)
As of April 30, 2019

        Heather Preston, M.D., has served as a member of our board of directors since August 2017. Dr. Preston has served as a managing partner at Pivotal bioVenture Partners and as a senior advisor at TPG Biotech, a biotechnology venture capital firm, since July 2018. Dr. Preston was previously a partner and managing director at TPG Biotech from 2005 to July 2018. Prior to joining TPG Biotech, Dr. Preston served for two years as a medical device and biotechnology venture capital investor at J.P. Morgan Partners, LLC, a private equity firm. Prior to that, she was an entrepreneur-in-residence at New Enterprise Associates, a venture capital firm, and was a leader of the pharmaceutical and medical products consulting practice at McKinsey & Co. Dr. Preston currently serves on the boards of directors of Oxford BioMedica plc, Alder BioPharmaceuticals, Inc., Otonomy, Inc. and a number of private companies. Dr. Preston served on the board of directors of Albireo Pharma, Inc. from 2008 to June 2018. Dr. Preston received her M.D. from the University of Oxford and a B.S. in Biochemistry from the University of London. We believe that Dr. Preston is qualified to serve on our board of directors because of her extensive experience in the biopharmaceutical investment industry and her scientific background.

        David Meek has served as chief executive officer and as a board member of Ipsen S.A., a public biopharmaceutical company based in Paris, France, since July 2016. Prior to joining Ipsen, Mr. Meek served as executive vice president and president of the oncology division of Baxalta Inc. from July 2014 to July 2016. From August 2012 to July 2014, Mr. Meek served as the chief commercial officer of Endocyte, Inc., an oncology-focused biotechnology company. Prior to Endocyte, Mr. Meek spent eight years in a variety of senior roles at Novartis International AG, including head of oncology for Northern, Central and Eastern Europe. He also spent 14 years at Johnson & Johnson and Janssen Pharmaceuticals, Inc., where he held a variety of senior sales and marketing positions. In addition to serving on the board of Ipsen, Mr. Meek currently serves on the board of uniQure NV, a gene therapy company based in the Netherlands. Mr. Meek received his B.A. in Management from the University of Cincinnati. We believe that Mr. Meek is qualified to serve on our board of directors because of his extensive executive experience and commercialization expertise within the biopharmaceutical industry as well as his experience as a director of public companies in the biopharmaceutical industry.

Vote Required

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that either nominee would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE NOMINEES SET FORTH ABOVE.

Information About Our Continuing and Retiring Directors

        Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Gregory Norden	61	2020	Director	2016
Heather Behanna, Ph.D.	44	2020	Director	2017
Nicholas Galakatos, Ph.D.	61	2021	Chairman of the Board	2016
David C. Hastings	57	2021	Director	2018
Manoussos Perros, Ph.D.	51	2021	President, Chief Executive Officer and Director	2015

Retiring Directors	Age(1)	Term Expires	Position(s) Held	Director Since
James N. Topper, M.D., Ph.D.	57	2019	Director	2016
Andrew J. Staples	49	2019	Director	2015

(1)
As of April 30, 2019

        The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

        Gregory Norden has served as a member of our board of directors since October 2016. From 1989 to 2010, Mr. Norden held various senior positions at Wyeth/American Home Products, most recently as Wyeth's senior vice president and chief financial officer. Mr. Norden currently serves on the boards of directors of Nanostring Technologies, Inc., Royalty Pharma, Univision and Zoetis Inc. Mr. Norden previously served as a director of Welch Allyn, Inc. (acquired by Hill-Rom, Inc. in 2015), Lumara Health Inc. (acquired by AMAG Pharmaceuticals in 2014), and Human Genome Sciences Inc. (acquired by GlaxoSmithKline plc in 2012). Mr. Norden received a M.S. in Accounting from Long Island University—C.W. Post and a B.S. in Management/Economics from the State University of New York—Plattsburgh. We believe that Mr. Norden is qualified to serve on our board of directors because of his extensive financial and accounting expertise and experience at Wyeth and at Arthur Andersen & Company and his significant experience in the biopharmaceutical industry.

        Heather Behanna, Ph.D., has served as a member of our board of directors since August 2017. Dr. Behanna has been a consultant at SR One Limited since April 2019. Dr. Behanna was a principal at Sofinnova Ventures from January 2017 to December 2018, focusing on biopharmaceutical investments. Prior to joining Sofinnova Ventures, Dr. Behanna was a senior vice president and biotechnology sell-side analyst at Wedbush Securities from August 2014 to December 2016, preceded by a role as an associate at JMP Securities from September 2010 to June 2014. Prior to this, Dr. Behanna worked in early stage drug discovery at the Astellas Research Institute and was also an adjunct professor at the Feinberg School of Medicine at Northwestern University. Dr. Behanna received her Ph.D. in Chemistry from Northwestern University, an M.S. in Organic Chemistry from the Weizmann Institute of Science and her B.S. from Tufts University. We believe that Dr. Behanna is qualified to serve on our board of directors because of her extensive experience in the biopharmaceutical investment industry and her scientific background.

        Nicholas Galakatos, Ph.D., has served as chairman of our board of directors since March 2016. Dr. Galakatos is a senior managing director of Blackstone Life Sciences, having joined Blackstone as part of its acquisition of Clarus in December of 2018. Prior to joining Blackstone, Dr. Galakatos was a managing director of Clarus, a health care and life sciences venture capital firm, which he co-founded in 2005. Dr. Galakatos has been a venture capital investor since 1992, initially at Venrock Associates and then at MPM Capital as general partner. Prior to that, he was vice president, new business, and a member of the management team at Millennium Pharmaceuticals, Inc., a biopharmaceutical company acquired by Takeda Pharmaceutical in May 2008, and was a founder of Millennium Predictive Medicine, Inc. and TransForm Pharmaceuticals, Inc., where he was the chairman and founding chief executive officer. Dr. Galakatos currently serves on the board of directors of Nanostring Technologies, Inc., Nuvelution Pharma, Inc. and Praxis Precision Medicines Inc. He has previously served as the lead director at Affymax Inc., and as a member of the boards of directors of Ophthotech Corporation, Portola Pharmaceuticals, Inc., Aveo Pharmaceuticals, Inc., and Catabasis Pharmaceuticals, Inc. Dr. Galakatos received a B.A. degree in Chemistry from Reed College, a Ph.D. degree in Organic Chemistry from the Massachusetts Institute of Technology, and performed postdoctoral studies in molecular biology at Harvard Medical School. We believe that Dr. Galakatos is qualified to serve on our board of directors because of his operating experience in the biopharmaceutical industry and his extensive experience as a venture capital investor and a director of public companies in the life sciences industry.

        David C. Hastings has served as a member of our board of directors since April 2018. Mr. Hastings has served as the Chief Financial Officer of Arbutus Biopharma Corporation since June 2018. Prior to joining Arbutus, Mr. Hastings served as the Senior Vice President and Chief Financial Officer of Unilife Corporation from February 2015 to June 2017 and as Unilife's Chief Accounting Officer and

Treasurer from July 2016 to June 2017. From October 2003 to October 2014, Mr. Hastings served as Executive Vice President and Chief Financial Officer at Incyte Corporation. Mr. Hastings currently serves on the board of directors of Scynexis Inc. and VBL Therapeutics Ltd. Mr. Hastings received his B.A. in Economics from the University of Vermont. We believe that Mr. Hastings is qualified to serve on our board of directors because of his extensive financial experience, including experience as the chief financial officer of multiple publicly traded companies.

        Manoussos Perros, Ph.D., has served as our chief executive officer, co-founder and director since May 2015. Prior to this, Dr. Perros worked for AstraZeneca AB as vice president and head of its infection research and early development organization from 2010 to 2015 and as site head for its research center in Waltham, Massachusetts from 2012 to 2015. Prior to joining AstraZeneca, Dr. Perros served as director of the Novartis Institute for Tropical Diseases in Singapore, and prior to that, as vice-president and chief scientific officer, antivirals, at Pfizer, Inc. A chemist by training, Dr. Perros conducted his Ph.D. work in Belgium, France and Germany, and was an associate in the Biophysics department at Yale from 1993 to 1995. Dr. Perros received the PhRMA Discoverer's Award in 2010. We believe that Dr. Perros is qualified to serve on our board of directors because of his extensive knowledge of our company as co-founder and chief executive officer, his experience at major pharmaceutical companies and his scientific experience and achievements.

        In the last 10 years none of our directors were executive officers of a corporation that declared bankruptcy within two years of the director being an executive officer of that corporation other than Mr. Hastings, who was an executive officer of Unilife Corporation when it filed for voluntary bankruptcy in April 2017.

Information About Our Retiring Directors

        James N. Topper, M.D., Ph.D., served as a member of our board of directors since March 2016. Since August 2003, he has been a partner with Frazier Healthcare Partners, a venture capital firm, currently holding the position of managing general partner of the life sciences team. Prior to this, Dr. Topper served as head of the cardiovascular research and development division at Millennium Pharmaceuticals, Inc. and prior to the merger of COR Therapeutics, Inc. and Millennium Pharmaceuticals in 2002, served as the vice president of biology at COR Therapeutics. He served on the faculties of Stanford Medical School and Harvard Medical School prior to joining COR Therapeutics. Dr. Topper currently serves on the board of directors of Allena Pharmaceuticals Inc. and AnaptysBio, Inc. Dr. Topper received a B.S. in Biology from the University of Michigan and an M.D. and a Ph.D. in Biophysics from the Stanford University School of Medicine. He did his postgraduate training in internal medicine and cardiovascular disease at the Brigham and Women's Hospital in Boston and is board certified in both disciplines. We believe that Dr. Topper is qualified to serve on our board of directors because of his management experience in our industry and knowledge of medical and scientific matters.

        Andrew J. Staples served as a member of our board of directors since May 2015. Mr. Staples has served at AstraZeneca AB in a range of pharmaceutical and finance positions since 1997. He is a qualified Chartered Accountant and previously worked for PricewaterhouseCoopers LLP and Eli Lilly before joining AstraZeneca. Mr. Staples received a chemistry degree from The University of Sheffield. We believe that Mr. Staples is qualified to serve on our board of directors because of his extensive experience at AstraZeneca and his accounting background.

 INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

        As required under The Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board must qualify as "independent," as affirmatively determined by the Board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that our director nominee, Mr. Meek, and all of our current directors, except Dr. Perros, by virtue of his position as our President and Chief Executive Officer, are independent within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

        The Board is currently chaired by the Dr. Galakatos. Dr. Galakatos has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board. The Company believes that separating the positions of Chairman and Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. The Company believes that this separation can enhance the effectiveness of the Board as a whole.

        One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.

        In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

        Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company's guidelines and policies with respect to financial risk management and financial risk assessment, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company's major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company's procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

        Our Board held four meetings during the fiscal year ended December 31, 2018. Since the completion of our initial public offering on September 28, 2018, each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

        As required under applicable Nasdaq listing standards, since the completion of our initial public offering on September 28, 2018, the Company's independent, non-employee directors met in one regularly scheduled executive session at which only independent directors were present.

Board Committees

        Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2018 for each committee:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
James N. Topper, M.D., Ph.D.			X	*
Heather Behanna, Ph.D.	X				X
Nicholas Galakatos, Ph.D.					X	*
David C. Hastings†	X	*
Gregory Norden			X		X
Heather Preston, M.D.			X
Andrew J. Staples	X
Total meetings in 2018	3		2		0

†
Financial Expert

*
Committee Chair

        Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable

Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the Investor & Media—Corporate Governance—Committee Composition section of our website, www.entasistx.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Audit Committee

        The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

  •
  evaluating the performance of and assessing the qualifications of the auditors;

  •
  determining whether to retain or terminate the existing auditors or to appoint and engage new auditors;

  •
  determining and approving the engagement of the auditors;

  •
  determining and approving the engagement of the auditors to perform any proposed permissible non-audit services;

  •
  monitoring the rotation of partners of the auditors on the Company's audit engagement team as required by applicable laws and rules;

  •
  conferring with management and the auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures;

  •
  establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  reviewing the Company's annual audited financial statements, quarterly financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's filings to be filed with the SEC with management and the independent auditor, as appropriate.

        Since the date of the reestablishment of the Audit Committee in connection with the completion of our initial public offering on September 28, 2018, Dr. Behanna and Mr. Staples served as members of the committee, with Mr. Hastings serving as chair of the committee. Effective at the Annual Meeting, Mr. Staples will retire from the Board. Upon completion of the Annual Meeting, the Audit Committee members will consist of Drs. Preston and Behanna and Mr. Hastings will serve as chair of the committee. Our Board also determined that Mr. Hastings is an "audit committee financial expert" within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2018, the Audit Committee met three times.

  Audit Committee Report

        The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Entasis Therapeutics Holdings Inc.
Audit Committee

David C. Hastings, Chairman
Heather Behanna, Ph.D.
Andrew J. Staples

Compensation Committee

        The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

  •
  reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining or recommending to the Board the compensation of our chief executive officer;

  •
  reviewing and approving or recommending to the Board the compensation of our other executive officers and certain other members of senior management, as appropriate;

  •
  reviewing and recommending to the Board the compensation of our directors;

  •
  appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

  •
  conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee; and

  •
  administering our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

        Since the date of the establishment of the Compensation Committee in connection with the completion of our initial public offering on September 28, 2018, Dr. Preston and Mr. Norden served as members of the committee, with Dr. Topper serving as chair of the committee. Effective at the Annual Meeting, Dr. Topper will retire from the Board. Upon completion of the Annual Meeting, the Compensation Committee will consist of Dr. Behanna as a member of the committee and Mr. Norden will serve as the chair of the committee. Between establishment of the committee and December 31, 2018, the Compensation Committee met two times.

  Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged AON Consulting (the "Consultant"), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant's independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives at our peer group. Our management did not have the ability to direct the Consultant's work.

        Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

  •
  reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;

  •
  assessing the performance of management and the Board and each of the committees of the Board; and

  •
  reviewing and recommending any appropriate changes to the Company's corporate governance guidelines.

        Since the date of the establishment of the Nominating and Corporate Governance Committee in connection with the completion of our initial public offering on September 28, 2018, Dr. Behanna and Mr. Norden served as members of the committee, with Dr. Galakatos serving as chair of the committee. Upon completion of the Annual Meeting, the Nominating and Corporate Governance Committee members will consist of Messrs. Meek and Norden and Dr. Galakatos will serve as chair of the committee. Between establishment of the committee and December 31, 2018, the Nominating and Corporate Governance Committee did not meet.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company's industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having experience as a board member or executive officer of another publicly held company, having a diverse personal background, perspective and experience and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Committee will take into account the results of the Board's self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance

Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee's priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder's notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website under the heading "Investor & Media—Corporate Governance—Committee Composition." If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available on our website under the heading "Investor & Media—Corporate Governance—Committee Composition."

Stockholder Communications with Our Board

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website under the heading "Investor & Media—Corporate Governance—Contact the Board" at www.entasistx.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 2017. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

        Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

        The following is a summary and description of fees incurred by KPMG LLP for the fiscal years ended December 31, 2018 and 2017, by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2018	2017
Audit Fees(1)	$1,087,452	$762,364
Audit-related fees	—	—
Tax fees(2)	39,702	32,664
All other fees(3)	2,730	—

Total Fees	$1,129,884	$795,028

(1)
Audit fees for 2018 consist of fees for our quarterly reviews and audit of our annual financial statements and fees related to our initial public offering. Audit fees for 2017 consist of fees for our annual financial statements and fees related to our initial public offering.

(2)
Tax fees consist of tax consultation and compliance services.

(3)
All other fees consist of subscription to KPMG's accounting research online service.

Pre-Approval Policies and Procedures

        Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor's independence. These services may include audit-related services, tax services and other non-audit services.

        The pre-approval requirement set forth above does not apply with respect to non-audit services if:

  •
  all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;

  •
  such services were not recognized as non-audit services at the time of the relevant engagement; and

  •
  such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

        The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual non-audit service. Any non-audit services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

 EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of April 30, 2019:

Name	Age	Position(s)
Manoussos Perros, Ph.D.	51	President, Chief Executive Officer and Director
Michael Gutch, Ph.D.	53	Chief Financial Officer and Chief Business Officer
Robin Isaacs, M.D.	61	Chief Medical Officer
John Mueller, Ph.D.	59	Chief Development Officer
Ruben Tommasi, Ph.D.	53	Chief Scientific Officer
Elizabeth Keiley	53	General Counsel

        Manoussos Perros, Ph.D. Biographical information for Dr. Perros is included above with the director biographies under the caption "Information About Our Continuing Directors."

        Michael Gutch, Ph.D., has served as our chief business officer and chief financial officer since April 2017. From January 2014 to March 2017, he served as executive director of corporate development and head of equities at AstraZeneca AB. Dr. Gutch served as managing director, MedImmune Ventures, the corporate venture capital arm of AstraZeneca, from September 2011 to December 2013. Prior to that, Dr. Gutch served as investment director of HIG BioVentures at the investment firm HIG Capital and as a principal of Lilly Ventures, the corporate venture arm of Eli Lilly & Company. He currently serves on the board of directors of Albireo Pharma, Inc. Dr. Gutch received his MBA in Finance from Indiana University and a Ph.D. in Molecular Pathology from SUNY Stony Brook. He received his B.S. degrees in Biology and Chemistry from Alfred University.

        Robin Isaacs, M.D., has served as our chief medical officer since July 2015. Prior to this, Dr. Isaacs worked at Merck Research Laboratory, a division of Merck & Co., Inc., from 1997 to 2015. Between 2009 and 2015, Dr. Isaacs served as a vice president and therapeutic area head, leading the vaccine and infectious disease clinical development groups in global clinical development. Prior to that, he was an associate professor of infectious disease at the University of Mississippi Medical Center in Jackson, Mississippi. Dr. Isaacs completed a clinical and research fellowship in infectious diseases at the University of Texas Southwestern Medical Center in Dallas, Texas. Dr. Isaacs received his M.D. from the University of Auckland.

        John Mueller, Ph.D., has served as our chief development officer since May 2015. Prior to this, Dr. Mueller served as senior project director at AstraZeneca AB from June 2011 to May 2015, where he led a global multidisciplinary team to advance zoliflodacin into a Phase 2 clinical trial. Prior to that, Dr. Mueller worked at Pfizer, Inc. and Alexion Pharmaceuticals, Inc. Dr. Mueller received his Ph.D. in Microbiology and Immunology from the Albany Medical College, and subsequently conducted post-doctoral studies at the Tufts Medical School as a National Institutes of Health fellow where he completed his bacterial genetics research training.

        Ruben Tommasi, Ph.D., has served as our chief scientific officer since May 2015. Prior to this, Dr. Tommasi served as executive director of chemistry of the infection innovative medicines unit at AstraZeneca AB from May 2011 to May 2015. Before that, he led the infection chemistry unit at Novartis Institutes for Biomedical Research from December 2006 to April 2011. Prior to that, Dr. Tommasi worked at Novartis International AG. Dr. Tommasi received both his Ph.D. in Organic Chemistry and his B.S. degree in Chemistry from the State University of New York, Albany.

        Elizabeth Keiley has served as our general counsel since April 2019. Prior to this, Ms. Keiley served in a variety of positions at Oxford Immunotec Global PLC, a publicly traded global diagnostics company, including most recently serving as Senior Vice President and General Counsel. Prior to joining Oxford Immunotec in 2012, Ms. Keiley was assistant general counsel of Zimmer, Inc., a subsidiary of Zimmer Holdings, Inc., an orthopedic device manufacturer. Prior to working at Zimmer, Ms. Keiley was a trial lawyer and partner with Wildman, Harrold, Allen & Dixon in Chicago, Illinois. Ms. Keiley received her B.S. and B.A. degrees in Psychology and Philosophy, respectively, from Boston College and her J.D. from Loyola University School of Law.

 EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

        The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Manoussos Perros, Ph.D.	2018	449,946	1,433,474	202,455	8,940	(3)	2,094,815
President and Chief Executive	2017	429,867	720,767	190,794	8,100		1,349,528
Officer
Ruben Tommasi, Ph.D.	2018	311,042	534,199	106,673	8,940	(3)	960,854
Chief Scientific Officer	2017	296,933	138,215	104,050	8,100		547,298
Robin Isaacs, M.D.	2018	397,201	400,218	139,020	10,230	(4)	946,669
Chief Medical Officer	2017	383,760	103,722	152,812	8,100		648,394

(1)
The amounts shown for option awards represent the grant date fair value for option awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 to our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, except that we assumed that the executive will perform the requisite service for the award to vest in full. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and compensation committee. For 2018, the compensation committee determined that each named executive officer was entitled to 100% of his target bonus.

(3)
This amount includes $8,250 of matching contributions made by us to the named executive officer's 401(k) plan account and $690 in life insurance premiums paid by us.

(4)
This amount includes $8,250 of matching contributions made by us to the named executive officer's 401(k) plan account and $1,980 in life insurance premiums paid by us.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2018:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Manoussos Perros, Ph.D.	78,351	9,111	(1)	4.98	08/11/2025
	48,104	21,866	(2)	3.74	10/21/2026
	61,004	122,009	(3)	3.11	11/22/2027
	41,656	124,967	(4)	6.85	04/30/2028
	—	79,698	(5)	15.00	09/24/2028
Ruben Tommasi, Ph.D.	20,439	2,377	(1)	4.98	08/11/2025
	761	5,704	(2)	3.74	10/21/2026
	1,462	23,396	(3)	3.11	11/22/2027
	3,907	11,725	(4)	6.85	04/30/2028
	—	50,411	(5)	15.00	09/24/2028
Robin Isaacs, M.D.	19,489	3,327	(6)	4.98	08/11/2025
	12,549	5,704	(2)	3.74	10/21/2026
	8,778	17,558	(3)	3.11	11/22/2027
	6,097	18,293	(4)	6.85	04/30/2028
	—	32,116	(5)	15.00	09/24/2028

(1)
Of the shares underlying the option, 25% vested on May 13, 2016, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the officer's continued service through each vesting date. The option is subject to accelerated vesting upon a qualifying termination of the executive's employment with us, as described under "—Potential Payments and Benefits upon Termination or Change of Control."

(2)
Of the shares underlying the option, 25% vested on March 29, 2017, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the officer's continued service through each vesting date.

(3)
Of the shares underlying the option, 25% vested on August 25, 2018, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the officer's continued service through each vesting date.

(4)
Of the shares underlying the option, 25% vested on December 6, 2018, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the officer's continued service through each vesting date.

(5)
Of the shares underlying the option, 25% vest on September 25, 2019, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the officer's continued service through each vesting date.

(6)
Of the shares underlying the option, 25% vested on July 1, 2016, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the officer's continued service through each vesting date. The option is subject to accelerated vesting upon a qualifying termination of the executive's employment with us, as described under "—Potential Payments and Benefits upon Termination or Change of Control."

Employment Arrangements

        Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer's initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our company. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

  Agreement with Dr. Perros

        In September 2018, we entered into an employment agreement with Manoussos Perros, our president and chief executive officer, which became effective on September 25, 2018 and which sets forth the revised terms of Dr. Perros' employment with us. Pursuant to Dr. Perros' employment agreement, Dr. Perros received an initial annual base salary of $449,946, as may be adjusted from time to time in accordance with our normal business practices, is eligible to receive an annual performance bonus with a target of 45% of his then-current base salary, as determined by our board of directors, and reimbursement for expenses. His employment agreement does not have a specified term and his employment may be terminated by us or by Dr. Perros at any time, with or without cause. Dr. Perros' employment agreement amended and replaced the terms of his employment contained in his offer letter. Dr. Perros is additionally eligible for certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under "—Potential Payments and Benefits upon Termination or Change of Control."

        Prior to entering into the employment agreement with Dr. Perros, we had an offer letter with Dr. Perros, dated May 11, 2015, and amended in August 2017, which set forth the initial terms and conditions of his employment with us. Pursuant to the amended offer letter, Dr. Perros was entitled to a base salary, as may be adjusted from time to time in accordance with our normal business practices. During 2017 and 2018, Dr. Perros' base salary was $429,867 and $449,946, respectively. Dr. Perros was also eligible to receive an annual target bonus of up to 45% of his base salary. In connection with the execution of his offer letter, Dr. Perros received a one-time, lump-sum retention bonus of $252,489. The offer letter also provided for the grant of an option to purchase 87,462 shares of our common stock pursuant to our 2015 Plan (as defined below), which was granted to Dr. Perros on August 11, 2015.

  Agreement with Dr. Tommasi

        In September 2018, we entered into an employment agreement with Ruben Tommasi, our chief scientific officer, which became effective on September 25, 2018, which sets forth the revised terms of Dr. Tommasi's employment with us. Pursuant to Dr. Tommasi's employment agreement, Dr. Tommasi received an initial annual base salary of $311,000, as may be adjusted from time to time in accordance with our normal business practices, is eligible to receive an annual performance bonus with a target of 35% of his then-current base salary, as determined by our board of directors, and reimbursement for expenses. His employment agreement does not have a specified term and his employment may be terminated by us or by Dr. Tommasi at any time, with or without cause. Dr. Tommasi's employment agreement amended and replaced the terms of his employment contained in his offer letter. Dr. Tommasi is additionally eligible for certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under "—Potential Payments and Benefits upon Termination or Change of Control."

        Prior to entering into the employment agreement with Dr. Tommasi, we had an offer letter with Dr. Tommasi, dated May 11, 2015, and amended in August 2017, which set forth the initial terms and conditions of his employment with us. Pursuant to the amended offer letter, Dr. Tommasi was entitled to a base salary, as may be adjusted from time to time in accordance with our normal business practices. During 2017 and 2018, Dr. Tommasi's salary was $296,933 and $311,000, respectively. Dr. Tommasi was also eligible to receive an annual target bonus of up to 35% of his base salary. In connection with the execution of his offer letter, Dr. Tommasi received a one-time, lump sum retention bonus of $114,217. The offer letter also provided for the grant of an option to purchase 22,816 shares of our common stock pursuant to our 2015 Plan, which was granted to Dr. Tommasi on August 11, 2015.

  Agreement with Dr. Isaacs

        In September 2018, we entered into an employment agreement with Robin Isaacs, our chief medical officer, which became effective on September 25, 2018, which sets forth the revised terms of Dr. Isaacs' employment with us. Pursuant to Dr. Isaacs' employment agreement, Dr. Isaacs received an initial annual base salary of $397,201, as may be adjusted from time to time in accordance with our normal business practices, is eligible to receive an annual performance bonus with a target of 35% of his then-current base salary, as determined by our board of directors, and reimbursement for expenses. His employment agreement does not have a specified term and his employment may be terminated by us or by Dr. Isaacs at any time, with or without cause. Dr. Isaac's employment agreement amended and replaced the terms of his employment contained in his offer letter. Dr. Isaacs is additionally eligible for certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under "—Potential Payments and Benefits upon Termination or Change of Control."

        Prior to entering into the employment agreement with Dr. Isaacs, we had an offer letter with Dr. Isaacs, dated June 3, 2015, and amended in August 2017, which set forth the initial terms and conditions of his employment with us. Pursuant to the amended offer letter, Dr. Isaacs was entitled to a base salary, as may be adjusted from time to time in accordance with our normal business practices. During 2017 and 2018, Dr. Isaac's salary was $383,760 and of $397,201, respectively. Dr. Isaacs was also eligible to receive an annual target bonus of up to 35% of his base salary. In connection with the execution of his offer letter, Dr. Isaacs received a sign-on bonus of $45,000, $25,000 of which was paid on the first anniversary of his start date and the remainder on the second anniversary of his start date. The offer letter provides that he was eligible to be reimbursed for expenses of up to $100,000 in connection with the relocation of his principal residence to Massachusetts within 12 months following his start date, to be paid within 60 days following his relocation, and an additional payment to cover any taxes due on the relocation reimbursements. The offer letter also provided for the grant of an option to purchase 22,816 shares of our common stock pursuant to our 2015 Plan, which was granted to Dr. Isaacs on August 11, 2015.

Potential Payments and Benefits upon Termination or Change of Control

        Each of the amended offer letter agreements with our named executive officers provided that if we terminate the employment of the named executive officer for any reason other than for cause, or if such executive officer resigns his position with us for good reason, he would be entitled to receive the following severance benefits for the lesser of (i) six (or in the case of Dr. Perros, 12) months following his termination date and (ii) the date on which he commences full-time employment with another employer or entity:

  •
  continued payment of his then-current base salary in accordance with our payroll practices; and

  •
  provided the executive officer is eligible for and timely elects to continue receiving group medical insurance, we will continue to pay the share of the health insurance premiums that we otherwise pay for similarly situated employees who receive the same type of coverage.

        Alternatively, if such termination or resignation occurs within 18 months after a change of control, the named executive officer is instead entitled to a lump-sum payment equal to 12 (or in the case of Dr. Perros, 24) months of his then current base salary, acceleration of vesting of the entire unvested portion of the outstanding stock options granted in connection with the offer letter and continued payment of health insurance premiums for 12 (or in the case of Dr. Perros, 24) months.

        Each amended offer letter agreement provided that termination in connection with the named executive officer's death or disability or a deemed liquidation event, as defined in our articles of association then in effect, in which one or more holders of preference shares is not repaid its total investment amount would not constitute a termination without cause or for good reason for purposes of an executive officer being eligible to receive any severance or change in control severance benefits. Payment of any of the above-described severance benefits was conditioned on the executive officer's delivery and non-revocation of a severance and release of claims agreement, which would include a general release of claims and confidentiality, non-disparagement and cooperation provisions in our favor, within 60 days after such executive officer's termination.

        Each of the employment agreements with our named executive officers that replaced the offer letters as of September 25, 2018 provides that if we terminate the employment of the named executive officer for any reason other than for cause, or if such executive officer resigns his position with us for good reason, he would be eligible to receive the following severance benefits:

  •
  12 (or in the case of Dr. Perros, 18) months of his then-current base salary, paid in installments on our regular payroll dates following his termination date; and

  •
  provided the executive officer is participating in our group health insurance as of the date of termination and timely elects to continue receiving coverage, we will continue to pay premiums necessary to continue executive and executive's covered dependents' health insurance coverage in effect on the termination date for the lesser of:

  •
  12 (or in the case of Dr. Perros, 18) months;

  •
  the date on which he becomes eligible for health insurance coverage in connection with new employment or self-employment; or

  •
  the date he ceases to be eligible for continuation coverage for any reason, including plan termination.

        Alternatively, if such termination or resignation occurs on or within 18 months after a change of control, the named executive officer is instead eligible for:

  •
  a lump-sum payment equal to 12 (or in the case of Dr. Perros, 18) months of his then-current base salary;

  •
  a lump-sum payment equal to one (or in the case of Dr. Perros, one and one half) times his target bonus for the year in which his employment terminates;

  •
  provided the executive officer is eligible for and timely elects to continue receiving group health insurance, we will continue to pay premiums necessary to continue executive and executive's covered dependents' health insurance coverage in effect on the termination date for the lesser of:

  •
  12 (or in the case of Dr. Perros, 18) months;

    •
    the date on which he becomes eligible for health insurance coverage in connection with new employment or self-employment; or

    •
    the date he ceases to be eligible for continuation coverage for any reason, including plan termination; and

  •
  acceleration of vesting of the entire unvested portion of the outstanding stock options and other stock awards held by executive as of immediately prior to the change in control termination date to the extent such awards are subject to time-based vesting requirements.

        Each employment agreement provides that the named executive officer's death or disability terminates the employment relationship and executive's legal representatives will not receive severance benefits. Payment of any of the above-described severance benefits is conditioned on the executive officer's delivery and non-revocation of a severance and release of claims agreement, which will include a general release of claims in our favor, within the time period provided in such agreement, which will be no later than 60 days after such executive officer's termination.

        For purposes of the new employment agreements:

  •
  "cause" generally means (i) a material breach of the employment agreement or any other written agreement between the executive and us; (ii) gross negligence or gross misconduct in the performance of the executive's duties; (iii) the commission of any act or omission constituting dishonesty or fraud that is injurious to us or any affiliate thereof; (iv) any conduct which constitutes a felony under applicable law; (v) conduct by the executive which demonstrates gross unfitness to serve; (vi) failure to attempt in good faith to implement a clear, reasonable and legal directive of our board of directors or any board committee; or (vii) breach of a fiduciary duty.

  •
  "good reason" means the occurrence, without the named executive's consent, of any of the following events: (i) any material diminution of the executive's authority, duties or responsibilities; (ii) a material (greater than 10%) reduction by us of the executive's base salary except in the case of across-the-board salary reductions based on our financial performance similarly affecting all or substantially all of our similarly-situated employees; (iii) a relocation of the executive's place of employment to a location in excess of 50 miles from our current principal place of employment; or (iv) any material breach of the employment agreement by us; provided, however, that it will only be deemed good reason if (1) we have not previously notified the executive of our intention to terminate his employment; (2) we have been given written notice from the executive within 90 days following the first occurrence of a condition that the executive considers to constitute good reason (with such notice including a description of the condition); (3) we fail to remedy such condition within 30 days following such written notice; and (4) the executive resigns from employment with us effective not later than 30 days after the end of our cure period. Notwithstanding the foregoing, any actions taken by us to accommodate a disability of the executive or pursuant to the Family and Medical Leave Act or an applicable state leave law will not be a good reason for purposes of the employment agreement.

Health and Welfare Benefits

        All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees.

Long-Term Incentives

  2018 Equity Incentive Plan and 2015 Stock Incentive Plan

        Our board of directors adopted and our stockholders approved the 2018 Equity Incentive Plan, or the 2018 Plan, in September 2018 for the purpose of attracting and retaining our directors, executive officers and other key employees, consultants and service providers, and to stimulate their efforts toward our continued success, long-term growth and profitability. Our 2018 Plan provides for the grant of stock options qualifying as incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, to our employees and our parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, consultants and directors. Our 2018 Plan also provides for the grant of performance based awards to our employees, consultants and directors. We also maintain the Amended and Restated Stock Incentive Plan, or the 2015 Plan, which has been terminated and under which no future awards will be granted, but under which outstanding awards have been granted. These awards will continue to be governed by the terms of the 2015 Plan.

        As of April 1, 2019, we had 1,722,116 shares of common stock reserved for issuance pursuant to the 2018 Plan. The number of shares of our common stock reserved for issuance under our 2018 Plan automatically increases on January 1 of each year, for a period of 10 years, through January 1, 2028, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our board of directors. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2018 Plan is 7,500,000.

        The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control (as defined in the 2018 Plan). In the absence of such a provision, no such acceleration of the stock award will occur in the event of a change in control. See "Equity Compensation Plan Information" for further information.

  2018 Employee Stock Purchase Plan

        Our board of directors adopted and our stockholders approved the 2018 Employee Stock Purchase Plan, or the ESPP, in September 2018. The ESPP became effective on September 25, 2018. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The ESPP authorizes the issuance of 140,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2019 (assuming the ESPP becomes effective in 2018) through January 1, 2028, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 250,000 shares; provided, that prior to the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the ESPP terminate without having been exercised, the shares of our common stock not purchased under such purchase rights will again become available for issuance under the ESPP. See "Equity Compensation Plan Information" for further information.

401(k) Plan

        We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Pursuant to our 401(k) plan, during 2017 and 2018, we made 50% matching contributions on up to 6% of an employee's eligible compensation.

Director Compensation

Cash and Equity Compensation

        We maintain a non-employee director compensation policy that is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders. Pursuant to the policy, prior to January 1, 2019, each non-employee director received an annual base retainer of $35,000, with the exception of the non-executive chairperson, who received $60,000. In addition, our non-employee directors received the following cash compensation for board services, as applicable:

  •
  each member of our audit, compensation and nominating and corporate governance committees received an additional annual retainer of $7,500, $5,500 and $4,000, respectively; and

  •
  each chairperson of our audit, compensation and nominating and corporate governance committees received an additional annual retainer of $7,500, $5,500 and $4,000, respectively.

        Effective as of January 1, 2019, the Board amended the non-employee director compensation policy such that the annual base retainer is $40,000, with the exception of the non-executive chairperson, who receives $70,000. Each member of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $9,000, $7,500 and $4,250, respectively; and each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $9,000, $7,500 and $4,250, respectively, in addition to the member annual retainer. Retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment was prorated for any portion of such quarter that the director was not serving on the Board or the applicable committee.

        In addition, under the policy previously in effect, each non-employee director elected to the Board received an initial one-time option to purchase 13,000 shares of our common stock. The shares subject to each such stock option vest annually over a three-year period, subject to the director's continued service as a director. Pursuant to the amended policy, each non-employee director elected to the Board will receive an initial one-time option to purchase 15,000 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director's continued service as a director.

        Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on the Board will receive an option to purchase 7,500 shares of our common stock. The shares subject to each such stock option will vest in equal monthly installments over the 12 months following the date of grant, provided that the grant will in any case be fully vested on the date of the next annual meeting of stockholders, subject to the director's continued

service on the Board. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

Director Compensation

        The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2018. The amounts represent fees earned from the time of our initial public offering through December 31, 2018. Drs. Dyrberg and Hopfner resigned from our board of directors on September 25, 2018 and did not receive any compensation for service on the Board in 2018. Accordingly, they are not listed on the below table. The compensation for Dr. Perros as a named executive officer is set forth above under "—Summary Compensation Table."

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Nicholas Galakatos, Ph.D.	17,000	—	17,000
Heather Behanna, Ph.D.	11,625	—	11,625
David C. Hastings	12,500	50,049	62,549
Gregory Norden	11,125	20,430	31,555
James N. Topper, M.D., Ph.D.	11,500	—	11,500
Andrew J. Staples	10,625	—	10,625
Heather Preston, M.D.	10,125	—	10,125

(1)
The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC Topic 718. See note 11 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)
The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2018:

Name	Option Awards Outstanding at Year-End (#)
Gregory Norden	19,685
David C. Hastings	12,060

Indemnification

        We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
Amended and Restated Stock Incentive Plan	1,132,947	$4.73	—	(1)
2018 Equity Incentive Plan	242,783	$15.00	947,389	(2)
2018 Employee Stock Purchase Plan	—	—	140,000	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	1,375,730		1,087,389

(1)
No further grants were made under our 2015 Plan after the completion of our initial public offering on September 28, 2018.

(2)
The number of shares of common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each year, beginning on January 1, 2019 and continuing through and including January 1, 2028, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2018 Plan, an additional 524,993 shares were added to the number of available shares effective January 1, 2019.

(3)
The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2019 and continuing through and including January 1, 2028, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 250,000 shares or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the ESPP, an additional 131,248 shares were added to the number of available shares effective January 1, 2019.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

        We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a "smaller reporting company," the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A "related person" is any executive officer, director or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

        Below are our related-party transactions since January 1, 2017 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled "Executive Officer and Director Compensation—Employment Agreements" and "Director Compensation—Cash and Equity Compensation."

        We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm's-length transactions with unrelated third parties.

Pharmaron Beijing Co., Ltd. (China)

        We currently contract with Pharmaron Beijing Co., Ltd. (China), or Pharmaron, to provide various medicinal chemistry research and manufacturing development services related to our ongoing product candidates. We began utilizing Pharmaron as a service provider prior to our spin-off in 2015, and this relationship has continued into 2019. In 2019, the Senior Vice President of Strategic Partnerships at Pharmaron, or the Pharmaron Executive, began sharing a household with the Company's Chief Executive Officer, and as a result we now consider the agreements between us and Pharmaron to be related-party transactions. The Pharmaron Executive is responsible for overseeing client relationships, but is not directly involved in our agreements with Pharmaron, and neither Dr. Perros nor the Pharmaron Executive have participated or will participate in the negotiation or the approval of the ongoing services provided thereunder. In 2017 and 2018, we paid Pharmaron approximately $4.4 million and $7.7 million, respectively, for services rendered pursuant to multiple agreements, and since our spin-out in 2015, have paid Pharmaron approximately $14.9 million for services rendered.

Registration Rights Agreement

        We are party to Registration Rights Agreement, dated September 14, 2018, with Clarus Lifesciences III, L.P., Frazier Life Sciences Viii, LP., Novo Holdings A/S, Pivotal bioVenture Partners Fund I, L.P., TPG Biotechnology Partners V, L.P., Sofinnova Venture Partners IX, L.P., AstraZeneca AB, Eventide Gilead Fund and Eventide Healthcare & Life Sciences Fund. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. The registration rights will terminate upon the earliest of (1) the closing of a deemed liquidation event, as defined in our certificate of incorporation, as currently in effect, (2) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (3) five years after the completion of our initial public offering.

Participation in Our Initial Public Offering

        The following table summarizes the participation in our initial public offering by certain parties and their affiliated entities in which a related party had a direct or indirect material interest:

Participant	Common Stock Purchased in the Initial Public Offering (#)	Aggregate Purchase Price ($)
Novo Holdings A/S(1)	1,089,835	16,347,525
TPG Group Holdings (SBS) Advisors, Inc.(2)	262,539	3,938,085
AstraZeneca PLC(3)	246,666	3,699,990
Clarus Lifesciences III, L.P.(4)	453,395	6,800,925
Frazier Life Sciences VIII, L.P.(5)	375,887	5,638,305
Pivotal bioVenture Partners Fund I, L.P.(6)	337,724	5,065,860
Sofinnova Venture Partners IX, L.P.(7)	337,724	5,065,860
Entities affiliated with Eventide Asset Management, LLC	187,943	2,819,145

(1)
Thomas Dyrberg, a former member of our board of directors, was a managing partner of Novo at the time of this sale.

(2)
Heather Preston, a member of our board of directors, is a senior advisor at TPG.

(3)
Andrew Staples, a member of our board of directors, works at AstraZeneca.

(4)
Nicholas Galakatos, a member of our board of directors, is a managing director of Clarus.

(5)
James Topper, a member of our board of directors, is a partner of Frazier Healthcare Partners.

(6)
Robert Hopfner, a former member of our board of directors, was a managing partner of Pivotal bioVenture Partners at the time of this sale. Heather Preston, a member of our board of directors, is a managing partner of Pivotal bioVenture Partners.

(7)
Heather Behanna, a member of our board of directors, was a principal at Sofinnova Ventures at the time of this sale.

Payment of Dividends on Preferred Stock

        On September 28, 2018, we completed our initial public offering and issued an aggregate of 609,484 shares of our common stock as settlement of accrued dividends through September 27, 2018 due to the holders of our convertible preferred stock. Holders of our convertible preferred stock were entitled to receive a cumulative preferred dividend at a fixed rate of 4.0% of the issuance price of such preferred stock annually. No dividends accrued after September 27, 2018. The following table summarizes such issuance:

Participant	Common Stock Issued as Settlement of Accrued Dividend (#)
Novo Holdings A/S(1)	67,440
TPG Group Holdings (SBS) Advisors, Inc.(2)	22,285
AstraZeneca PLC(3)	302,019
Clarus Lifesciences III, L.P.(4)	72,257
Frazier Life Sciences VIII, L.P.(5)	63,974
Pivotal bioVenture Partners Fund I, L.P.(6)	24,762
Sofinnova Venture Partners IX, L.P.(7)	24,762
Entities affiliated with Eventide Asset Management, LLC	31,985

(1)
Thomas Dyrberg, a former member of our board of directors, was a managing partner of Novo at the time of this sale.

(2)
Heather Preston, a member of our board of directors, is a senior advisor at TPG.

(3)
Andrew Staples, a member of our board of directors, works at AstraZeneca.

(4)
Nicholas Galakatos, a member of our board of directors, is a managing director of Clarus.

(5)
James Topper, a member of our board of directors, is a partner of Frazier Healthcare Partners.

(6)
Robert Hopfner, a former member of our board of directors, was a managing partner of Pivotal bioVenture Partners at the time of this sale. Heather Preston, a member of our board of directors, is a managing partner of Pivotal bioVenture Partners.

(7)
Heather Behanna, a member of our board of directors, was a principal at Sofinnova Ventures at the time of this sale.

Lease Agreement

        In May 2015, our U.S. subsidiary, Entasis Therapeutics Inc., entered into a lease agreement with AstraZeneca Pharmaceuticals LP, an affiliate of AstraZeneca, for 12,805 square feet of leased office, research and development and laboratory facility space in Waltham, Massachusetts. The lease expires in May 2020, with an option to extend the term of the lease for an additional three years. For the years ended December 31, 2017 and December 31, 2018, we paid rent of $0.4 million and $0.6 million, respectively, under the lease agreement.

        In January 2018, we amended the lease agreement, effective February 2, 2018. The amendment extends the lease term through December 31, 2022, and expands the premises to include an additional 7,257 square feet. As of December 31, 2018, under the lease agreement, we have agreed to pay rent totaling $2.7 million over the remaining term of the lease.

Corporate Reorganization

        We completed a corporate reorganization on April 23, 2018. In connection with the corporate reorganization, the existing shareholders of Entasis Therapeutics Limited exchanged their shares for the same number and classes of newly issued shares in Entasis Therapeutics Holdings Inc.

Amended and Restated Business Transfer and Subscription Agreement and Issuance of A Preference Shares

        In May 2015, we and our U.S. subsidiary, Entasis Therapeutics Inc., entered into a Business Transfer and Subscription Agreement with AstraZeneca AB, or AstraZeneca, and certain of its affiliated entities, AstraZeneca UK limited and AstraZeneca Pharmaceuticals LP. AstraZeneca was and is a holder of more than 5% of our outstanding common stock. We amended and restated this agreement in March 2016 and further amended this agreement in August 2017. Pursuant to the terms of this agreement, we sold 33,499,900 A preference shares to AstraZeneca in consideration for property and equipment, clinical materials, intellectual property and net cash proceeds of $23.3 million.

AstraZeneca Restricted Stock Units

        In connection with their prior employment by AstraZeneca, Drs. Perros and Tommasi received restricted stock units, or RSUs, representing shares in AstraZeneca, pursuant to the AstraZeneca performance share plan, a part of AstraZeneca's long-term incentive program. The RSUs were granted in 2013 and 2014 and were scheduled to vest 36 months following the date of grant or upon a change in control of AstraZeneca. Following our spin-out from AstraZeneca in May 2015, the RSUs continued to vest, with full vesting occurring on March 28, 2017.

Sale of B-1 Preference Shares

        We sold an aggregate of 96,440,678 B-1 preference shares at a price of $0.59 per share in two closings that occurred in August 2017 and December 2017 for an aggregate purchase price of $56.9 million. All of these shares were sold to parties who were or became holders of more than 5% of our voting securities and entities affiliated with current or former members of our board of directors. The table below summarizes these sales.

Purchaser	Number of B-1 Preference Shares Purchased	Aggregate Purchase Price
Clarus Lifesciences III, L.P.(1)	15,254,237	$9,000,000
Novo Holdings A/S(2)	14,237,288	8,400,000
Frazier Life Sciences VIII, L.P.(3)	11,864,407	7,000,000
Eventide Gilead Fund	5,190,678	3,062,500
Eventide Healthcare & Life Science Fund	741,525	437,500
Pivotal bioVenture Partners Fund I, L.P.(4)	16,949,153	10,000,000
Sofinnova Venture Partners IX, L.P.(5)	16,949,153	10,000,000
TPG Biotechnology Partners V, L.P.(6)	15,254,237	9,000,000

Total	96,440,678	$56,900,000

(1)
Nicholas Galakatos, a member of our board of directors, is a managing director of Clarus.

(2)
Thomas Dyrberg, a former member of our board of directors, was a managing partner of Novo at the time of this sale.

(3)
James Topper, a member of our board of directors, is a partner of Frazier Healthcare Partners.

(4)
Tracy Saxton, a former member of our board of directors, was the founder and managing partner of Pivotal bioVenture Partners at the time of this sale. Robert Hopfner, a former member of our board of directors, became a member of our board of directors in December 2017 and was a managing partner of Pivotal bioVenture Partners. Heather Preston, a member of our board of directors, became a managing partner of Pivotal bioVenture Partners in July 2018.

(5)
Heather Behanna, a member of our board of directors, was a principal at Sofinnova Ventures at the time of the sale.

(6)
Heather Preston, a member of our board of directors, is a senior advisor at TPG.

Shareholders' Agreement

        In connection with our B-1 preference share financing in August 2017, we entered into an amended and restated shareholders' agreement, as amended, with the holders of our preference shares. This agreement automatically terminated upon the completion of our initial public offering.

Management Rights Letters

        In August 2017, in connection with our B-1 preference share financing, we entered into management rights letters with the purchasers of our preference shares set forth in the table above. Pursuant to these management rights letters, each entity was entitled to, among other things, to consult and advise our management on significant business issues and have access to our books and records and our facilities. Each of these management rights letters will terminated upon the completion of our initial public offering.

Indemnification Agreements

        We entered into indemnification agreements with each of our current directors and executive officers. See the section titled "Executive Officer and Director Compensation—Indemnification."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 1, 2019, by: (i) each of our named executive officers; (ii) each of our directors and our director nominee; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

        Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 1, 2019. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2019, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person's spouse.

        We have based our calculation of beneficial ownership on 13,127,128 shares of our common stock outstanding as of April 1, 2019. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Greater than 5% Stockholders:
AstraZeneca AB(1)	2,164,855	16.5%
Clarus Lifesciences III, L.P.(2)	1,623,405	12.4
Novo Holdings A/S(3)	2,181,843	16.6
Frazier Life Sciences VIII, L.P.(4)	1,349,953	10.3
Pivotal bioVenture Partners Fund I, L.P.(5)	1,180,178	9.0
Sofinnova Venture Partners IX, L.P.(6)	1,180,178	9.0
TPG Biotechnology Partners V, L.P.(7)	1,020,748	7.8
Entities affiliated with Eventide Asset Management, LLC(8)	879,541	6.7
Directors, Director Nominee and Named Executive Officers:
Manoussos Perros, Ph.D.(9)	281,934	2.1
Ruben Tommasi, Ph.D.(10)	58,155	*
Robin Isaacs, M.D.(11)	56,475	*
Nicholas Galakatos, Ph.D.	—	—
Heather Behanna, Ph.D.	—	—
David C. Hastings(12)	3,015	*
Gregory Norden(13)	10,012	*
Heather Preston, M.D.(14)	1,180,178	9.0
Andrew J. Staples	—	—
James N. Topper, M.D., Ph.D.(15)	1,349,953	10.3
David Meek	—	—
All current executive officers, directors and director nominee as a group (14 persons)(16)	3,036,941	23.1

*
Represents beneficial ownership of less than 1%.

(1)
This information has been obtained from a Schedule13D/A filed on October 12, 2018 by AstraZeneca PLC. The principal business address of AstraZeneca AB is SE-151, 85 Sodertalje, Sweden.

(2)
This information has been obtained from a Schedule 13D/A filed on January 11, 2019 by Clarus Lifesciences III, L.P., or Clarus III. Clarus Ventures III GP, L.P., or Clarus III GP, is the sole general partner of Clarus III. Blackstone Clarus III L.L.C. is the sole general partner of Clarus III GP. The sole member of Blackstone Clarus III L.L.C. is Blackstone Holdings II L.P. The sole general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP Inc. The controlling shareholder of Blackstone Holdings I/II GP Inc. is The Blackstone Group L.P. The sole general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each may be deemed to beneficially own the shares directly held by Clarus III. The principal business address of Clarus Lifesciences III, L.P. is 101 Main Street, Suite 1210, Cambridge, MA 02142. The principal business address of Blackstone Group Management L.L.C., Blackstone Clarus III L.L.C., Blackstone Holdings II L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P. and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(3)
This information has been obtained from a Schedule 13G filed on October 1, 2018 by Novo Holdings A/S., or Novo. The board of directors of Novo consists of Viviane Monges, Jeppe Christiansen, Steen Riisgaard, Lars Rebien Sørensen, Jean-Luc Butel and Francis Cuss, who share investment and voting control with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo board of directors. No individual member of the Novo board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. The principal business address of Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(4)
This information has been obtained from a Schedule 13D filed on October 9, 2018 by Frazier Life Sciences VIII, LP, or FLS LP. The general partner of FLS LP is FHM Life Sciences VIII, LP, or FHM LP. The general partner of FHM LP is FHM Life Sciences VIII, LLC, or FHM LLC. James Topper and Patrick Heron are the sole managing members of FHM LLC and share voting and investment power with respect to the shares held by FLS LP. Dr. Topper and Mr. Heron disclaim beneficial ownership of such shares except to the extent of their pecuniary interest in such shares. The principal business address of FLS LP is Two Union Square, 601 Union Street, Suite 3200, Seattle, WA 98101.

(5)
This information has been obtained from a Schedule 13D filed on December 24, 2018 by Pivotal bioVenture Partners Fund I, L.P., or Pivotal. The general partner of Pivotal is Pivotal bioVenture Partners Fund I G.P., L.P., or Pivotal GP. The general partner of Pivotal GP is Pivotal bioVenture Partners Fund I U.G.P., Ltd, or the Ultimate General Partner. Richard Coles, Peter Bisgaard and Vincent Sai Sing Cheung are directors of the Ultimate General Partner and may, along with the Ultimate General Partner, be deemed to have shared voting and dispositive power over the shares owned by Pivotal. The principal business address of Pivotal is 1700 Owens Street, Suite 595, San Francisco, CA 94158.

(6)
This information has been obtained from a Schedule 13D filed on October 10, 2018 by Sofinnova Venture Partners IX, L.P., or SVP IX. Sofinnova Management IX, L.L.C. is the general partner of SVP IX, and James I. Healy, Michael F. Powell and Anand Mehra, the managing members thereof, share investment and disposition powers of the shares held by SVP IX. Such persons disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The principal business address of SVP IX is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, CA 94025.

(7)
This information has been obtained from a Schedule 13D filed on October 9, 2018 by TPG Group Holdings (SBS) Advisors, Inc. The general partner of TPG Biotechnology Partners V, L.P., or TPG Biotech V, is TPG Biotechnology GenPar V, L.P., whose general partner is TPG Biotechnology GenPar V Advisors, LLC, whose sole member is TPG Holdings I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Biotech V. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Biotech V except to the extent of their pecuniary interest therein. The principal business address of TPG Biotech V is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(8)
This information has been obtained from a Schedule 13G filed on February 13, 2019 by Eventide Asset Management, LLC. Consists of 879,541 shares of common stock held by Eventide Gilead Fund and Eventide Healthcare & Life Science Fund. Eventide Gilead Fund and Eventide Healthcare & Life Sciences Fund are registered investment companies for which Eventide Asset Management, LLC acts as investment advisor and may therefore be deemed to be the beneficial owner of these shares. Eventide Asset Management, LLC has sole voting and investment power with respect to the shares. The principal business address of Eventide Asset Management, LLC is One International Place, Suite #3510, Boston, MA 02110.

(9)
Consists of 281,934 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2019.

(10)
Consists of 22,024 shares of common stock and 36,131 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2019.

(11)
Consists of 56,475 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2019.

(12)
Consists of 3,015 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2019.

(13)
Consists of 10,012 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2019.

(14)
Dr. Preston is a managing partner of Investment Advisor, which is the investment advisor to Pivotal, and is managing partner of Pivotal bioVenture Partners Investment Advisor, LLC, which is the U.S. sub-advisor to the Investment Advisor. Therefore, Dr. Preston may be deemed to beneficially own the shares held by Pivotal. The principal address of Pivotal bioVenture Partners Fund I, L.P. is 1700 Owens Street, Suite 595, San Francisco, CA 94158. Dr. Preston is also a senior advisor at TPG Biotech V. Dr. Preston is not deemed to have any beneficial ownership or reportable pecuniary interest in the shares held by TPG Biotech V listed in footnote 7 above.

(15)
The general partner of FLS LP is FHM LP. The general partner of FHM LP is FHM LLC. James Topper and Patrick Heron are the sole managing members of FHM LLC and share voting and investment power with respect to the shares held by FLS LP. Dr. Topper and Mr. Heron disclaim beneficial ownership of such shares except to the extent of their pecuniary interest in such shares. The principal business address of FLS LP is Two Union Square, 601 Union Street, Suite 3200, Seattle, WA 98101.

(16)
Consists of 2,530,131 shares of common stock and 506,810 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 1, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Entasis Therapeutics Holdings Inc. Direct your written request to Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451, Attn: Michael Gutch, Ph.D., Secretary, or contact Dr. Gutch at (781) 810-0120. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

 OTHER MATTERS

        The Board knows of no business to be brought before the 2019 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors
/s/ MICHAEL GUTCH, PH.D. Michael Gutch, Ph.D. Secretary

April 30, 2019

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Entasis Therapeutics Holdings Inc., 35 Gatehouse Drive, Waltham, Massachusetts 02451, Attn: Michael Gutch, Ph.D., Secretary.

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Eastern Daylight Time, on June 19, 2019. Online GIof nto ewlewcwtro.ennicvvisoitoingre, ports.com/ETTX odr eslcetaenQtRhecoQdRe acnoddceon—trollo#g in details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ETTX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + 1.Election of Directors: ForWithhold 01-Heather Preston, M.D. ForWithhold 02 - David Meek ForAgainst Abstain 2. Ratification of the selection of the independent registered public accounting firm. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. If the signer is a corporation, partnership or other entity, please sign full entity name by authorized officer, giving full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 1 8 2 1 2 031KBC B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2. Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual Meeting of Entasis Therapeutics Holdings Inc. Stockholders Wednesday, June 19, 2019, 9:30 a.m. Local Time Cooley LLP Offices 500 Boylston Street Boston, MA 02116 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Notice of 2019 Annual Meeting of Stockholders 500 Boylston Street, Boston, MA 02116 Proxy Solicited by Board of Directors for Annual Meeting – June 19, 2019 Manoussos Perros, Ph.D. and Michael Gutch, Ph.D., or any of them, each with the power of substitution, are hereby authorized to represe nt and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Entasis Therapeutics Holdings Inc. to be held on June 19, 2019 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — Entasis Therapeutics Holdings Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ETTX